Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERMOLECULAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1616267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3011 N. First Street

San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

Intermolecular, Inc. 2011 Incentive Award Plan

(Full Title of the Plan)

C. Richard Neely

Senior Vice President and Corporate Secretary

Intermolecular, Inc.

3011 N. First Street

San Jose, CA 95134

(Name and address of agent for service)

(408) 582-5700

(Telephone number, including area code, of agent for service)

Copies to:

Patrick A. Pohlen

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be		Offering		Aggregate	Amount of
to be Registered	Registered(1)		Price Per Share		Offering Price	Registration Fee(4)
Common Stock, par value $0.001 per share	2,228,109	(2)	$1.05	(3)	$2,339,514.45	$271.15

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2011 Incentive Award Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)Represents 2,228,109 additional shares of the Registrant’s common stock reserved for future issuance under the 2011 Plan.

(3)This estimate is made pursuant to Rules 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee.  The Proposed Maximum Offering Price Per Share is $1.05, which is the average of the high and low prices for the Registrant’s common stock as reported on the NASDAQ Global Select Market on February 27, 2017.

(4)The registration fee for this 2017 S-8 Filing is $271.15.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

(i)On November 23, 2011, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 (File No. 333-178154) relating to shares of the Registrant’s common stock, par value $0.001 per share, to be offered and sold under the 2011 Plan.

(ii)The number of shares of the Registrant’s common stock reserved for issuance or transfer pursuant to awards issued under the 2011 Plan automatically increased on January 1, 2012 pursuant to the terms of the 2011 Plan. The Registrant registered the additional 1,899,862 shares issuable under the 2011 Plan on a Registration Statement on Form S-8 (File No. 333-180169) filed with the SEC on March 15, 2012.

(iii)The number of shares of the Registrant’s common stock reserved for issuance or transfer pursuant to awards issued under the 2011 Plan automatically increased on January 1, 2013 pursuant to the terms of the 2011 Plan. The Registrant registered the additional 1,982,113 shares issuable under the 2011 Plan on a Registration Statement on Form S-8 (File No. 333-187017) filed with the SEC on March 4, 2013.

(iv)The number of shares of the Registrant's common stock reserved for issuance or transfer pursuant to awards issued under the 2011 Plan automatically increased on January 1, 2014 pursuant to the terms of the 2011 Plan.  The Registrant registered the additional 2,091,886 shares issuable under the 2011 Plan on a Registration Statement on Form S-8 (File No. 333-194464) filed with the SEC on March 10, 2014.

(v)The number of shares of the Registrant's common stock reserved for issuance or transfer pursuant to awards issued under the 2011 Plan automatically increased on January 1, 2015 pursuant to the terms of the 2011 Plan.  The Registrant registered the additional  2,142,636 shares issuable under the 2011 Plan on a Registration Statement on Form S-8 (File No. 333-202369) filed with the SEC on February 27, 2015.

(vi)The number of shares of the Registrant's common stock reserved for issuance or transfer pursuant to awards issued under the 2011 Plan automatically increased on January 1, 2016 pursuant to the terms of the 2011 Plan.  The Registrant registered the additional 2,209,152 shares issuable under the 2011 Plan on a Registration Statement on Form S-8 (File No. 333-210427) filed with the SEC on March 28, 2016.

(vii)The number of shares of the Registrant's common stock reserved for issuance or transfer pursuant to awards issued under the 2011 Plan automatically increased on January 1, 2017 pursuant to the terms of the 2011 Plan, none of which have been issued as of the date of this Registration Statement.  The Registrant is hereby registering the additional 2,228,109 shares issuable under the 2011 Plan.

Pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statements are incorporated by reference in this Registration Statement, with such modifications as set forth below.

Item 8.   Exhibits.

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of Intermolecular, Inc.(1)

4.2	Amended and Restated Bylaws of Intermolecular, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

4.4	Intermolecular, Inc. 2011 Incentive Award Plan(4)

4.5	Form of Stock Option Grant Notice and Stock Option Agreement under the 2011 Incentive Award Plan(5)

4.6	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2011 Incentive Award Plan(6)

4.7	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2011 Incentive Award Plan(7)

5.1	Opinion of Latham & Watkins, LLP

23.1	Consent Latham & Watkins, LLP (included in Exhibit 5.1)

23.2	Consent of Armanino LLP, Independent Registered Public Accounting Firm

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 16, 2012, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 16, 2012, and incorporated by reference herein.

(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(4)

Previously filed as Exhibit 10.14a to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(5)

Previously filed as Exhibit 10.14b to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(6)

Previously filed as Exhibit 10.14c to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(7)

Previously filed as Exhibit 10.14d to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 3rd day of March, 2017.

INTERMOLECULAR, INC.

By:	/s/ CHRISTIAN F. KRAMER
CHRISTIAN F. KRAMER
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Christian F. Kramer and C. Richard Neely, Jr., and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BRUCE M. McWILLIAMS	Executive Chairman of the Board of Directors	March 3, 2017
Bruce M. McWilliams

/s/ CHRISTIAN F. KRAMER	President and Chief Executive Officer (Principal Executive Officer), Director	March 3, 2017
Christian F. Kramer

/s/ C. RICHARD NEELY, JR.	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2017
C. Richard Neely, Jr.

/s/ MARVIN D. BURKETT	Director	March 3, 2017
Marvin D. Burkett

/s/ IRWIN FEDERMAN	Director	March 3, 2017
Irwin Federman

/s/ GEORGE M. SCALISE	Director	March 3, 2017
George M. Scalise

/s/ KENNETH H. TRAUB	Director	March 3, 2017
Kenneth H. Traub

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of Intermolecular, Inc.(1)

4.2	Amended and Restated Bylaws of Intermolecular, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

4.4	Intermolecular, Inc. 2011 Incentive Award Plan(4)

4.5	Form of Stock Option Grant Notice and Stock Option Agreement under the 2011 Incentive Award Plan(5)

4.6	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2011 Incentive Award Plan(6)

4.7	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2011 Incentive Award Plan(7)

5.1	Opinion of Latham & Watkins, LLP

23.1	Consent Latham & Watkins, LLP (included in Exhibit 5.1)

23.2	Consent of Armanino LLP, Independent Registered Public Accounting Firm

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 16, 2012, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 16, 2012, and incorporated by reference herein.

(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(4)

Previously filed as Exhibit 10.14a to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(5)

Previously filed as Exhibit 10.14b to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(6)

Previously filed as Exhibit 10.14c to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(7)

Previously filed as Exhibit 10.14d to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.